SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 15, 2002


                    Innovative Gaming Corporation of America
             (Exact name of registrant as specified in its charter)





          Minnesota                    22482                     41-1713864
(State or other jurisdiction  (Commission File Number)         (IRS Employer
     of incorporation)                                      Identification No.)



                333 Orville Wright Court, Las Vegas, Nevada 89119
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (702) 614-7199


                                 Not Applicable
          (Former name or former address, if changed since last report)

                         Exhibit Index Appears on Page 4


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Item 5.  Other Events.

         The Registrant's Press Release dated August 14, 2002 which is filed as
Exhibit 99.1 to this Form 8-K, is incorporated herein by reference.

Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

  99.1   Press Release dated August 14, 2002.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              INNOVATIVE GAMING CORPORATION
                                   OF AMERICA
                                   (Registrant)


Date: August 15, 2002         By:      /s/ Laus M. Abdo
                                   ---------------------------------------------
                              Name: Laus M. Abdo
                                    --------------------------------------------
                              Title:  President, CEO & Chief Financial Officer
                                      ------------------------------------------



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                             EXHIBIT INDEX



Exhibit No.           Description                                      Page
-----------           -----------                                      ----

   99.1         Press Release dated August 14, 2002.                     5











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                                                                    EXHIBIT 99.1

Wednesday, August 14, 2002
Press Release

SOURCE: Innovative Gaming Corporation of America

                      IGCA Announces Second Quarter Results

               Provides Update on Relationship with GET USA, Inc.
                          Announces Reverse Stock Split

LAS VEGAS, NV, August 14 / PRNewswire / -- Innovative Gaming Corporation of America (Nasdaq: IGCA - news) today reported Second Quarter 2002 Net Revenues of $2,628,000, compared with Net Revenues of $4,728,000 in the Second Quarter 2001. The Company recorded a loss of $996,000, or 3 cents a share, versus a profit of $110,000, or 1 cent per share, in the same period last year. The Company filed its Second Quarter 10-Q with the Securities Exchange Commission this afternoon.

Laus M. Abdo, President and CEO of IGCA said: "Core business revenues, which excludes licensing fees of $3 million in the Second Quarter 2001, were $2.6 million versus $1.7 million for the same period last year representing a 53% increase. This increase in core business revenues is a result of the direction provided by our new National Sales Director, our new Director of Sales for Indian Gaming and the IGCA sales team. Additionally, the Company introduced eight new slot titles in the Second Quarter 2002, with four additional titles awaiting approval from the gaming regulatory labs in the Third Quarter. This increase in our library of games is evidence of our commitment to release 15-20 new slot titles each year."

IGCA also announced that the Company and GET USA, Inc. have agreed to terminate the GET merger and agreed in principal to enter into one or more product-development and licensing agreements relating to the joint development of certain new product offerings.

Commenting on the changes in the relationship with GET, Mr. Abdo said, "GET and IGCA have been working closely together for the past seven months on several joint projects structured as arms-length transactions. Those projects further reinforced the synergies that can be obtained through a combination of the technology developed by the two companies. Through a strategic alliance and continued joint-development projects, we can achieve the benefit of those synergies without the necessity of merging the two companies, thereby avoiding the dilution that would have resulted from issuance of the merger shares to GET."

IGCA also reported that the Company's Board of Directors has unanimously approved a one-for-ten (1-for-10) reverse stock split scheduled for implementation on or about September 9, 2002. In its 10-Q filing today, the Company reported 29,783,000 common shares outstanding as of July 17, 2002.

Innovative Gaming Corporation of America, through its wholly owned operating subsidiary, Innovative Gaming, Inc., develops, manufactures and distributes fast playing, high-entertainment gaming machines. The Company distributes its products both directly to the gaming market and through licensed distributors.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, the forward looking matters discussed in this news release are subject to certain risks and uncertainties including, but not limited to, the Company's liquidity and ability to obtain additional financing, the timing of regulatory approvals, as well as other risks indicated from time to time in the Company's filings with the Securities and Exchange Commission, such as the Company's Form 10K for the fiscal year ended December 31, 2001. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.


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SOURCE: Innovative Gaming Corporation of America


                        For further information contact:

IGCA Investor Relations:                        IGCA
                                                333 Orville Wright Court
Jens Dalsgaard                                  Las Vegas, NV  89119
Managing Director                               Phone:  702-614-7199
Redwood Consultants, LLC                        Laus M. Abdo, President, CEO and
Phone: 415-884-0348                             Chief Financial Officer
                                                www.igca.com
                                                ------------





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